Exhibit 99.1

Press Release June 28, 2018	7575 W. Jefferson Blvd. Fort Wayne, IN 46804

Steel Dynamics Announces Renewed and Extended Revolving Credit Facility

FORT WAYNE, INDIANA, June 28, 2018 — Steel Dynamics, Inc. (the “Company”) (NASDAQ/GS: STLD) announced today that it has amended and extended its senior secured revolving credit facility.  The Company renewed its $1.2 billion credit facility and extended the maturity date an additional five years to June 28, 2023.

“We are pleased with the continued long-term support and strong relationships with the financial institutions in our credit facility,” stated Theresa E. Wagler, Executive Vice President and Chief Financial Officer. “The renewed facility further enhances our flexibility to not only maintain our current operations, but to promote continued growth.”

Subject to certain conditions, the Company has the ability to increase the facility size by a minimum of $750 million, further supporting future growth initiatives. This facility is guaranteed by certain Steel Dynamics subsidiaries and is secured by substantially all of the Company’s accounts receivable and inventories. Also, the credit facility provides the Company with the flexibility to effect the release of such collateral when certain conditions are met.

Bank of America Merrill Lynch, PNC Capital Markets LLC and Wells Fargo Securities, LLC served as Joint Lead Arrangers and Joint Bookrunners.

About Steel Dynamics, Inc.

Steel Dynamics is one of the largest domestic steel producers and metals recyclers in the United States based on estimated annual steelmaking and metals recycling capability, with facilities located throughout the United States, and in Mexico.  Steel Dynamics produces steel products, including hot roll, cold roll, and coated sheet steel, structural steel beams and shapes, rail, engineered special-bar-quality steel, cold finished steel, merchant bar products, specialty steel sections and steel joists and deck.  In addition, the company produces liquid pig iron and processes and sells ferrous and nonferrous scrap.

Forward-Looking Statements

This press release contains some predictive statements about future events, including statements related to conditions in the steel and metallic scrap markets, Steel Dynamics’ revenues, costs of purchased materials, future profitability and earnings, and the operation of new or existing facilities. These statements, which we generally precede or accompany by such typical conditional words as “anticipate,” “intend,” “believe,” “estimate,” “plan,” “seek,” “project” or “expect,” or by the words “may,” “will,” or “should,” are intended to be made as “forward-looking,” subject to many risks and uncertainties, within the safe harbor protections of the Private Securities Litigation Reform Act of 1995. These statements speak only as of this date and are based upon information and assumptions, which we consider reasonable as of this date, concerning our businesses and the environments in which they operate. Such predictive statements are not guarantees of future performance, and we undertake no duty to update or revise any such statements. Some factors that could cause such forward-looking statements to turn out differently than anticipated include: (1) the effects of uncertain economic conditions; (2) cyclical and changing industrial demand; (3) changes in conditions in any of the steel or scrap-consuming sectors of the economy which affect demand for our products, including the strength of the non-residential and residential construction, automotive, manufacturing, appliance, pipe and tube, and other steel-consuming industries; (4) fluctuation in the cost of key raw materials and supplies (including steel scrap, iron units, and energy costs) and our ability to pass on any cost increases; (5) the impact of domestic and foreign import price competition; (6) unanticipated difficulties in integrating or starting up new or acquired businesses; (7) risks and uncertainties involving product and/or technology development; and (8) occurrences of unexpected plant outages or equipment failures.

More specifically, we refer you to Steel Dynamics’ more detailed explanation of these and other factors and risks that may cause such predictive statements to turn out differently, as set forth in our most recent Annual Report on Form 10-K under the headings Special Note Regarding Forward-Looking Statements and Risk Factors, in our quarterly reports on Form 10-Q or in other reports which we from time to time file with the Securities and Exchange Commission. These are available publicly on the SEC website, www.sec.gov, and on the Steel Dynamics website, www.steeldynamics.com: Investors: SEC Filings.

Contact:  Theresa E. Wagler, Executive Vice President and Chief Financial Officer - +1.260.969.3500